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                                                                    EXHIBIT 5.1

                           Kirkpatrick & Lockhart LLP
                            Henry W. Oliver Building
                              535 Smithfield Street
                            Pittsburgh, PA 15222-2312


                                 April 28, 2004


Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479

         Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as special counsel to Allegheny Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to $400,000,000 aggregate initial offering price of an indeterminate amount of the following:

         (i) shares of the Company's common stock, par value $0.10 (the "Common Stock");

         (ii)     shares of the Company's preferred stock (the "Preferred
                  Stock");

         (iii) warrants representing rights to purchase Common Stock, Preferred Stock or any Debt Securities (as defined below) (the "Warrants");

         (iv) depositary shares of the Company representing fractional interests in Preferred Stock or any Debt Securities (the "Depositary Shares");

         (v) purchase contracts representing obligations to purchase from the Company, or obligations to sell to the Company, Common Stock, Preferred Stock, Warrants, Depositary Shares or Debt Securities of the Company, or debt obligations of third parties (including U.S. Treasury Securities), an index or indices thereof or any combination thereof (the "Purchase Contracts");

         (vi) units consisting of Purchase Contracts together with Common Stock, Preferred Stock, Warrants, Depositary Shares or Debt Securities of the Company, or debt obligations of third parties (including U.S. Treasury Securities), or any combination thereof, securing the holders' obligations to purchase the securities


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                  under the Purchase Contracts (the "Units" and, together with
                  Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts and Debt Securities, the "Securities"); and

         (vii) the Company's debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), as well as up to an additional $80,000,000 aggregate amount of Securities that may be registered in accordance with Rule 462(b) under the Securities Act.

         In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith;
(ii) the Company's Certificate of Incorporation, as amended through the date hereof; (iii) the Company's Amended and Restated Bylaws; and (iv) resolutions adopted by the Board of Directors of the Company (the "Board of Directors"). We have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions. We have not independently established any of the facts so relied on.

         For the purposes of this opinion letter we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine and (v) the terms and conditions of the Rights Agreement (the "Rights Agreement"), dated as of March 12, 1998, between the Company and Mellon Investor Services LLC, as successor in interest to ChaseMellon Shareholder Services, L.L.C., as Rights Agent, as in effect on the date hereof, are in effect on the date of any issuance of Common Stock pursuant to the Registration Statement. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

         The opinions expressed in this opinion letter are limited to (i) the federal law of the United States; (ii) the law of the State of New York; and
(iii) the General Corporation Law of the State of Delaware (the "DGCL"), including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.


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         Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that, subject to the effectiveness of the Registration Statement,:

         1. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock, including accompanying preferred share purchase rights issued pursuant to the terms and conditions of the Rights Agreement, will be validly issued, fully paid and nonassessable and will be accompanied by preferred share purchase rights, pursuant to the Rights Agreement, which constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

          2. When (i) the terms of the Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation, as amended through the date hereof and as it may be further amended from time to time hereafter, and the terms of the Preferred Stock and of the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) either Certificate of Amendment of the Company's Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.



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          3. When (i) the terms and the execution and delivery of the applicable warrant agreement (the "Warrant Agreement") relating to any Warrants and the terms of the Warrants and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; (iii) the terms of the Warrants have been duly established in accordance with the applicable Warrant Agreement so as not to violate any applicable law, rule or regulation or resulting in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

          4. When (i) the terms and the execution and delivery of the applicable deposit agreement (the "Deposit Agreement") relating to any Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Depositary Agreement relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") have been duly executed and delivered by the Company and such depositary as shall have been duly appointed by the Company with respect thereto (the "Depositary"); (iii) the terms of the Depositary Shares and the Depositary Receipts have been duly established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv)(a) ,if any shares of Preferred Stock relate to such Depositary Shares, such shares of Preferred Stock have been duly authorized and are validly issued, fully



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paid and non-assessable as contemplated in paragraph 2 above and, in any case, such Debt Securities or Preferred Stock, as the case may be, have been deposited with the Depositary in accordance with the applicable Deposit Agreement; (b) if any Senior Debt Securities relate to such Depositary Shares, (1) the Senior Debt Indenture has been duly authorized, authenticated (if required), executed and delivered by the Company and the Senior Debt Trustee, as contemplated in paragraph 7 below, and (2) any such Senior Debt Securities have been duly authorized, authenticated (if required), executed, delivered and issued as contemplated in paragraph 7 below; and (c) if any Subordinated Debt Securities relate to such Depositary Shares, (1) the Subordinated Debt Indenture has been duly authorized, authenticated (if required), executed and delivered by the Company and the Subordinated Debt Trustee, as contemplated in paragraph 8 below, and (2) any such Subordinated Debt Securities have been duly authorized, executed, authenticated (if required), delivered and issued as contemplated in paragraph 7 below; and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto and in accordance with the applicable Deposit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement.

          5. When (i) the terms and the execution and delivery of the applicable purchase contract agreement (the "Purchase Contract Agreement") relating to any Purchase Contracts and the terms of the Purchase Contracts and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Purchase Contract Agreement relating to the Purchase Contracts has been duly executed and delivered by the Company and such contract agent as shall have been appointed by the Company with respect thereto; (iii) the terms of the Purchase Contracts have been duly established in accordance with the applicable Purchase Contract Agreement so as not to violate any applicable law, rule or regulation or resulting in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Purchase Contracts or certificates representing the Purchase Contracts, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Purchase Contract Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the


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exercise of judicial discretion in accordance with general principles of equity
(whether applied by a court of law or equity)).

          6. Assuming that (A) the combination of the securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (B) any Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassesable, as contemplated in paragraphs 1 and 2 above, respectively, (C) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in paragraphs 7 and 8 below, (D) any Depositary Shares that form a part of such Units are validly issued and entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement, as contemplated in paragraph 4 above, (E) any Warrants or Purchase Contracts that form a part of such Units constitute valid and legally binding obligations of the Company in accordance with their respective terms, as contemplated in paragraphs 3 and 5 above, respectively, and (F) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the applicable unit agreement (the "Unit Agreement") relating to any Units and the terms of the Units and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such unit agent as shall be appointed by the Company with respect thereto; (iii) the terms of the Units have been duly established in accordance with the applicable Unit Agreement so as not to violate any applicable law, rule or regulation or resulting in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Units will be duly authorized and validly issued.

         7. Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior debt indenture pursuant to which the Senior Debt Securities are to be issued (the "Senior Debt Indenture") and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Debt Indenture and the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, or a duly




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authorized committee thereof; (ii) the Senior Debt Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities (the "Senior Debt Trustee"); (iii) the issuance and sale of the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; and (iv) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).

         8. Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated debt indenture pursuant to which the Subordinated Debt Securities are to be issued (the "Subordinated Debt Indenture") and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Debt Indenture and the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities (the "Subordinated Debt Trustee"); (iii) the issuance and sale of the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; and (iv) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity)).


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         9. If any Securities are issuable (the "Issuable Securities") upon settlement, exercise, conversion or exchange of any other Securities (the "Initial Securities") pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in paragraphs 1 through 8 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable.

         We are furnishing this opinion letter to you solely in connection with the Registration Statement mentioned above. You may not rely on this opinion letter in any other connection, and it may not be furnished to any other person for any purpose, without our specific prior written consent.

         We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion letter and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Yours truly,

                                          /s/ KIRKPATRICK & LOCKHART LLP




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